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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 18, 1998 (except for Notes 1 and 11, as to which the date is ________, 1998) in the Registration Statement (Form S-1) and related Prospectus of Carreker-Antinori, Inc. for the registration of 5,100,000 shares of its common stock.



                                    ERNST & YOUNG LLP

Dallas, Texas
________, 1998


                                         The foregoing consent is in the form
                                    that will be signed upon completion of the reincorporation and related restatement of capital accounts described in Notes 1 and 11 to the consolidated financial statements, which are expected to occur prior to the effectiveness of this Registration Statement.

                                                          /s/ ERNST & YOUNG LLP

                                    Dallas, Texas
                                    April 24, 1998